UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2021

PROSIGHT GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38996	35-2405664
(Commission File Number)	(I.R.S. Employer Identification No.)

412 Mt. Kemble Avenue, Suite 300,
Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

(973) 532-1900

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	PROS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2021, Robert Bailey notified ProSight Global, Inc. (the “Company”) of his decision to retire as the Company’s Chief Underwriting and Risk Officer.

In connection with his retirement, Mr. Bailey has entered into a Transition and Separation Agreement with the Company (the “Transition Agreement”) pursuant to which he has agreed to provide certain transition services to the Company until the earlier of (i) the closing of the Company’s previously announced merger transaction contemplated by that certain Agreement and Plan of Merger, dated as of January 14, 2021, by and among Pedal Parent, Inc., Pedal Merger Sub, Inc. and the Company (the “Merger Agreement”) and (ii) September 1, 2021 (such earlier date, the “Termination Date”).

The Transition Agreement entitles Mr. Bailey, subject to Mr. Bailey’s general release of claims, satisfactory performance of his transition duties through the Termination Date and his ongoing compliance with certain restrictive covenants, to a lump sum payment of the severance payments described in his employment agreement with the Company, dated as of August 7, 2019 (the “Employment Agreement”), and, if the Termination Date occurs prior to September 1, 2021, such lump sum payment shall be increased to include payment of Mr. Bailey’s current base salary through September 1, 2021, and Mr. Bailey’s Target Pro Rata Bonus (as defined in the Employment Agreement) shall be pro-rated through and including September 1, 2021 (such that the Target Pro Rata Bonus shall be equal to 75% of his target bonus for the 2021 calendar year).

Additionally, the Transition Agreement provides that, subject to Mr. Bailey’s general release of claims, satisfactory performance of his transition duties through the Termination Date and his ongoing compliance with certain restrictive covenants, Mr. Bailey’s outstanding equity awards will, to the extent not previously vested, vest in full on the Termination Date and will be settled in cash at a price of $12.85 per share.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. For a detailed description of the Employment Agreement, please see Item 11 – “Executive Compensation” of the Company’s most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission on February 23, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

10.1	Transition Agreement, dated May 12, 2021, between Robert Bailey and ProSight Global, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProSight Global, Inc. (Registrant)

Date: May 12, 2021	By:	/s/ Frank D. Papalia
Frank D. Papalia
Chief Legal Officer